SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            KELLY SERVICES, INC.
               (Name of registrant as specified in its charter)

                            KELLY SERVICES, INC.
                  (Name of person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: _________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[ ] Fee paid previsouly with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________




                                   [LOGO]

                             KELLY SERVICES, INC.



                                                              April 14, 2000

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, Monday, May 15, 2000, in the Auditorium located on the First Floor of the Kelly Services Headquarters Building, 999 West Big Beaver Road, Troy, Michigan.

      Matters scheduled for consideration at this Meeting are the election of three Directors, voting on a proposal to approve an amendment to the Kelly Services, Inc. Performance Incentive Plan and ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company for 2000.

      The Meeting will also provide an opportunity to review with you the business of the Company during 1999 and give you an opportunity to meet your directors and officers.

      Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

      We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          TERENCE E. ADDERLEY
                                          Chairman, President and
                                          Chief Executive Officer



                                   [ LOGO ]

                              KELLY SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2000

To the Stockholders of
Kelly Services, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 15, 2000 at 11 o'clock in the forenoon, Eastern Daylight Time, for the following purposes:

      1. To elect three Directors as set forth in the accompanying Proxy Statement.

      2. To consider and act upon a proposal to approve an amendment to the Kelly Services, Inc. Performance Incentive Plan, increasing the maximum number of awardable shares.

      3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.

      4. To transact any other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Only holders of the Company's Class B common stock of record at the close of business on March 27, 2000 will be entitled to notice of and to vote at the Meeting.

      To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

                                                   By Order of the Board of
                                                   Directors
April 14, 2000
999 West Big Beaver Road
Troy, Michigan 48084-4782                          GEORGE M. REARDON
                                                       Secretary




                              KELLY SERVICES, INC.
                           999 West Big Beaver Road
                          Troy, Michigan 48084-4782

                                                               April 14, 2000

                               PROXY STATEMENT

                     2000 ANNUAL MEETING OF STOCKHOLDERS

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 15, 2000 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 14, 2000. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or appearing in person at the Meeting any time prior to the exercise of the powers conferred thereby.

      If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of three Directors, designated Proposal 1 on the proxy, FOR the proposal to approve an amendment to the Kelly Services, Inc. Performance Incentive Plan increasing the maximum number of awardable shares, designated Proposal 2, FOR the proposal to ratify the selection of independent accountants, designated Proposal 3 on the proxy, and on any other matters that properly come before the Annual Meeting in the manner as set forth on the proxy. Abstentions (but not broker non-votes) are counted for purposes of determining a quorum. However, abstentions and broker non-votes are not counted as votes cast in the tabulation of votes on any matter submitted to stockholders.

      Stockholders on the record date will be entitled to one vote for each share held.

      At the close of business on March 27, 2000, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,501,659 shares of the Class B common stock, having a par value of $1.00. Class B common stock is the only class of the Company's securities with voting rights.

                       Securities Beneficially Owned by
                    Principal Stockholders and Management

      Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

      Set forth in the following table are the beneficial holdings on March 1, 2000, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

 Name and Address                      Number of Shares         Percent
        of                               and Nature of             of
Beneficial Owners                 Beneficial Ownership (a)(b)   Class(b)
-----------------                 ---------------------------   --------
T. E. Adderley ................           3,214,566(c)(d)         91.8
  999 W. Big Beaver Road
  Troy, Michigan 48084
Bank One Corporation. .........           2,382,709(e)            68.1
  One First National Plaza
  Chicago, Illinois 60670

(a) Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b) Because Securities and Exchange Commission attribution rules require stock held in trust to be treated as beneficially held by each co-trustee sharing voting power for the stock, the numbers of shares and percentages shown total more than one hundred percent of the class.

(c) Includes 952,100 shares directly held; 2,189,840 shares in the William R. Kelly Trust of which he is a co-trustee and has sole investment power and has shared voting power with Bank One Corporation, the other co-trustee; 71,825 shares in an irrevocable trust, of which he is beneficiary; 625 shares held in five separate trusts of which he is co-trustee with sole or shared voting and investment power, in which he has no equity interest; and 176 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(d) Because of the shares in the William R. Kelly Trust of which he is a co-trustee with Bank One Corporation and his own substantial stockholdings, Mr. Adderley may be deemed to be a "control person" of the Company under applicable regulations of the Securities and Exchange Commission.

(e) Based upon a report filed by Bank One Corporation with the Securities and Exchange Commission on Schedule 13G and upon subsequent information received from Bank One Corporation upon which the Company relies for the information presented. The report indicates that the 2,382,709 shares of common stock held by Bank One Corporation are categorized as follows with respect to voting power and dispositive power: Voting Power: sole voting power 108,782; shared voting power 2,262,290; limited voting power 11,637; Dispositive Power: sole dispositive power 11,637; shared dispositive power 2,371,072.

      Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on March 1, 2000, on the basis described above, of each director and all directors and officers as a group.

                            Class A Common Stock               Class B Common Stock
                      ---------------------------------   ------------------------------
                         Number of Shares       Percent     Number of Shares     Percent
                           and Nature of          of         and Nature of         of
   Directors          Beneficial Ownership(a)    Class    Beneficial Ownership    Class
   ---------          -----------------------   -------   --------------------   -------
T. E. Adderley ............  15,162,135 (b)       46.9          3,214,566 (c)      91.8
M. A. Fay, O.P ............      11,165             *                   0            *
C. V. Fricke ..............      15,257             *                 781            *
V. G. Istock ..............      13,340             *                 875            *
B. J. White ...............      11,965             *                   0            *
All Directors and
  Executive Officers as a
  group  ..................  15,439,601           47.8          3,216,422          91.9

* Less than 1%

(a) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days.

(b) Includes 870,797 shares directly held; 11,697,337 shares in the William
    R. Kelly Trust of which he is co-trustee and has sole investment power and has shared voting power with Bank One Corporation, the other co-trustee; 310,612 shares in an irrevocable trust, of which he is beneficiary; 2,227,092 shares held in eleven separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; 55,159 shares held by Mr. Adderley and his wife as custodian for certain of his minor children under the Michigan Uniform Gifts to Minors Act, in which he has no equity interest; 1,138 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(c) See footnotes (c) and (d) to first table.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                              Board of Directors

      The business, property and affairs of the Company are managed by the Board of Directors, which establishes broad corporate policies and performance objectives but is not involved in the day-to-day operating details. Regular meetings of the Board of Directors are held in each quarter and special meetings are scheduled when required. The Board held four meetings during the last fiscal year.

      The Board of Directors has a standing Audit Committee, composed of M.A. Fay, C.V. Fricke, V.G. Istock and B.J. White, which held four meetings in 1999. The Audit Committee's purpose is to review the scope of the work and fees of the independent accountants and to review with the independent accountants their report or opinion on the Company's financial statements.

      The Compensation Committee whose functions are described in the Compensation Committee Report on page 5 of this Proxy Statement held six meetings in 1999 and is composed of M.A. Fay, C.V. Fricke, V.G. Istock and B.J. White. During 1999 the Board of Directors did not have a nominating committee.

      All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees on which each served.

                          Compensation of Directors

      Directors of the Company who are not salaried officers are paid an annual fee of $37,500 (consisting of a $25,000 cash retainer fee and a stock award worth $12,500), a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $800 for each meeting of a committee of the Board of Directors attended. The $12,500 stock award portion of the annual fee is made under the Non-Employee Director Stock Award Plan approved by the stockholders in 1995, from which each non-officer Director receives an annual grant of shares of the Company's Class A common stock equal in value to one-half of the Director's annual cash retainer fee.

      On May 10, 1999, the stockholders approved the adoption of the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan, under which the Board of Directors from time to time may make discretionary grants of options to purchase shares of Class A common stock to non-employee directors. In 1999, the Board granted to each non-employee director a vested option to purchase 10,000 shares of Class A common stock at the Fair Market Value of the stock on the day of the grants.

                        COMPENSATION COMMITTEE REPORT
                       COVERING EXECUTIVE COMPENSATION

      The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors, consisting of B. J. White, M. A. Fay, C. V. Fricke, and V. G. Istock, each of whom is an independent director. The Committee has responsibility for review and final approval of all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 1999, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Performance Incentive Plan (the Company's long-term incentive plan) and makes recommendations with respect to granting awards under such Plan subject to review and approval by a majority of the full complement of those members of the Board of Directors who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission.

Compensation Principles

      The philosophy underlying the Company's executive compensation program has the following goals: (a) to align key executive and management employees with the Company's strategic and financial objectives; (b) to attract and retain a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote appreciation of the common interests of stockholders, executives, and key management employees.

      Total compensation is directly related to the successful achievement of the Company's performance objectives. Short-term objectives are established on an annual basis, the achievement of which is rewarded annually. Long-term objectives are linked to a two-to-five-year performance period, the achievement of which will be rewarded accordingly. All compensation, other than stock options and restricted stock awards, whether in the form of salary, short-term incentive awards, grants of performance shares, or cash equivalents, are based on successful accomplishment of periodically established objectives reflecting the Company's business and financial goals. Performance objectives, which are identified as short or long-term, provide standards for the measurement of Company and unit performance. Some performance objectives are Company-wide; others will vary, depending on individual responsibilities, groups of employees, or particular projects and plans.

      The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code and related regulations. However, tax deductibility is only one of many factors that must be considered in any final decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation programs.

      The Company also seeks to encourage substantial stock ownership by the Company's senior executives so as to align their interests more closely with the stockholders' interests. In order to do so, the Committee has approved share ownership guidelines as objectives to be worked toward by these executives. The guideline for the Chief Executive Officer is ownership of shares having a value five times his base salary; for executive vice presidents, the guideline is four times base salary; and for senior vice presidents, the guideline is three times base salary.

      The following is a discussion of the major elements of the Company's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1999 compensation of Mr. Adderley as the Company's Chief Executive Officer.

Annual Compensation

      Annual cash compensation for executive officers consists of base salaries and cash incentive bonuses.

      Base salaries for executive officers are targeted to be competitive with the marketplace, identified by national surveys of executive compensation in which the Company periodically participates and which are recognized as credible within the professional field of compensation management. Because the Company competes to recruit executive-level personnel from many industries and not just from the staffing industry, the companies included in the surveys referred to above are not the same as those included in the Peer Group Index used in this Proxy Statement for performance graph purposes. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

      Competitive assessments include reviewing salary survey data of comparative companies, not necessarily in the staffing industry, and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary increase budget for all officers.

      In April 1999, Mr. Adderley received a 5.3 percent salary increase from $760,000 to $800,000 to bring his annualized base salary more in line with the median base salaries of chief executive officers of other companies of comparable size.

      One newly hired executive was paid a predetermined cash bonus for 1999 as a recruiting inducement, negotiated with him before he joined the Company. All other 1999 cash bonuses to executive officers (including Mr. Adderley) were cash incentive bonuses paid pursuant to the Company's Short-Term Incentive Plan.

      In accordance with that plan, in the first quarter of 1999 the Committee established target and threshold goals relating to corporate diluted earnings per share and a payout schedule for each executive showing a range of potential bonus amounts the executive could receive under the plan, which depended on the extent to which the Company's actual 1999 diluted earnings per share met or exceeded the threshold. Mr. Adderley's entire potential bonus was tied to this objectively determinable standard and a fixed percentage of the potential bonus under the plan for each of the other executive officers also was tied to this standard. The rest of the potential bonuses for the other executive officers were tied to other performance goals, which also were established by the Committee in the first quarter of the year and were set in light of the particular functions and responsibilities of the individual executives.

      Because the Company's actual diluted earnings per share for 1999 exceeded the threshold the Committee had established for the year, after the end of the year the Committee approved a $630,000 cash bonus for Mr. Adderley and the portions of the Short-Term Incentive Plan bonuses for other executive officers that had been tied to diluted earnings per share, all in amounts determined by their pre-established schedules for the level of diluted earnings per share actually achieved. The remainder of the 1999 Short-Term Incentive Plan bonuses paid to those other executive officers were determined by the Committee after the end of the year based on judgments of the Committee concerning how successful they were in achieving their individualized goals.

Long-Term Compensation

      The long-term incentive compensation for executive officers can consist of cash and stock-based awards made under the Company's Performance Incentive Plan. Non-Qualified Stock Options, Incentive Stock Options, and, in the case of certain executives, Restricted Stock Awards and Performance Share Awards, are currently the only type of awards outstanding under the Performance Incentive Plan.

      During 1999, there was a review of compensation components for chief executive officers in companies of similar size. As a result of that review, the Committee during 1999 recommended that Mr. Adderley be awarded a Non-Qualified Stock Option to purchase 72,000 shares of Class A common stock to bring his total compensation package more in line with competitive practice.

      The decision to grant stock options is considered periodically by the Committee during each year. Grants may be given to new hires, employees promoted to new positions, and other key managers and executives as deemed appropriate by the Committee. Grant size is determined based on a guideline of option shares for each management level that is generally competitive with the median level of grants awarded by companies of similar size.

      In 1999, Mr. Adderley and the other most senior officers of the Company were granted Restricted Shares of the Company's Class A common stock under the Company's Performance Incentive Plan. These Restricted Shares vest over a three year period. Mr. Adderley received a Restricted Share Award totaling 15,000 shares.

      1999 was also the final year of the 1997-1999 Performance Share Award cycle. Payments with respect to that cycle were made according to the predetermined earnings per share criteria established by the Committee; Mr. Adderley's payout was 12,000 shares. No new Performance Share Awards were made in 1999.

Conclusion

      The Committee believes that the Company's executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating senior officers as well as maintaining an appropriate focus on increasing stockholder value.

                                            B. J. WHITE, Chair
                                            M. A. FAY, O.P.
                                            C. V. FRICKE
                                            V. G. ISTOCK

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers of the Company:

                                                                                    Long-Term
                                                                                   Compensation
                                                                       -----------------------------------
                                                 Annual Compensation            Awards            Payouts
                                                 -------------------   -----------------------   ---------
                                                                       Restricted    Number of   Long-Term
                                                                          Share       Shares     Incentive     All Other
                Name and                                                Award(s)    Underlying      Plan      Compensation
           Principal Position             Year    Salary      Bonus       ((1))       Options     Payouts        ((4))
           ------------------             ----    ------      -----    ----------   ----------   ---------    ------------
T. E. Adderley                            1999   $790,000   $630,000    $394,800      72,000      $301,560 (2)  $76,634
  Chairman, President and                 1998    750,000    414,000                  72,000       266,700 (3)   71,580
  Chief Executive Officer                 1997    711,250    443,000                  72,000                     60,195

C. T. Camden                              1999   $575,000   $300,000    $210,560      30,000      $125,650 (2)  $45,132
  Executive Vice President, Field         1998    462,500    220,000                  30,000        44,450 (3)   36,750
  Operations, Sales and Marketing         1997    300,000    150,000     231,280      30,000                     20,880

T. A. White                               1999   $575,000   $300,000    $210,560      30,000      $125,650 (2)  $48,432
  Executive Vice President, Chief         1998    462,500    220,000                  30,000        44,450 (3)   36,750
  Administration and Technology Officer   1997    306,250    150,000     231,280      30,000                     21,615

W. K. Gerber                              1999   $535,000   $250,000    $157,920      25,000                    $45,853
  Executive Vice President and Chief      1998    348,968    220,000     181,100      65,000                     74,045
  Financial Officer(5)

A. G. Grimsley                            1999   $309,000   $190,000    $105,280      20,000                    $25,477
  Senior Vice President, Professional,    1998    275,000    110,000                  18,000                     22,500
  Technical and Staffing Alternatives     1997    187,500     90,000      56,120      15,000                     12,840

(1) Restricted Shares of the Company's Class A common stock were awarded in March 1999, May 1998 and November 1997. The shares awarded in 1999 vest in three equal annual installments beginning one year after the date of grant. The shares awarded in 1998 vest in five equal annual installments beginning one year after the date of grant. The shares awarded in November 1997 vest in four equal annual installments beginning one year after the date of grant. The above amounts represent the fair market value of the entire award for each executive officer at the grant date. The number of shares awarded in 1999 were: T.E. Adderley, 15,000; C.T. Camden, 8,000; T.A. White, 8,000; W.K. Gerber, 6,000; and A. G. Grimsley, 4,000. The number of shares awarded in 1998 were: W. K. Gerber, 5,000. The number of shares awarded in 1997 were: C. T. Camden, 8,000; T. A. White, 8,000; and A. G. Grimsley, 2,000. Dividends are payable on Restricted Shares.

    At December 31, 1999, the aggregate number of Restricted Shares of the Company's Class A common stock held by the executive officers named in the Summary Compensation Table and the

                                      8


    value of these shares, based upon the $25.13 per share closing price of the Company's Class A common stock on that date, were as follows:

    Name            No. of Shares     Value
    ----            -------------     -----
 T. E. Adderley  ...... 15,000     $376,950
 C. T. Camden  ........ 12,000      301,560
 T. A. White  ......... 12,000      301,560
 W. K. Gerber  ........ 10,000      251,300
 A. G. Grimsley  ......  4,666      117,257

(2) Value of shares received in 2000 for the three year performance period ending December 31, 1999.

(3) Value of shares received in 1999 for the three year performance period ending December 31, 1998.

(4) Represents Company contributions to non-qualified defined contribution/deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan. The amount reported for Mr. Gerber includes a contribution of $50,000 made as a recruiting inducement.

(5) Mr. Gerber has been an employee of the Company since April 1998.

Option Grants in 1999

      The following table shows all grants of stock options to the officers named in the Summary Compensation Table above in 1999. The exercise price of all such options was the fair market value on the date of grant. Twenty five (25%) percent are exercisable one year after the grant date with an additional twenty five (25%) percent exercisable on each of the next three anniversary dates. Upon exercise of an option, an officer purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the officer.

                                  Individual Grants
-------------------------------------------------------------------------------------       Potential Realizable Value at
                     Number of                % of Total                                    Assumed Annual Rates of Stock
                       Shares                  Options                                  Price Appreciation for Option Term(2)
                     Underlying              Granted to                                 -------------------------------------
                      Options     Option      Employees      Exercise or   Expiration
       Name           Granted     Type(1)   in Fiscal Year   Base Price       Date         0%          5%             10%
       ----          ----------   -------   --------------   ----------    ----------      --          --             ---
T. E. Adderley  ..     72,000        NQ         13.04          $24.50       03/08/09       $0      $1,109,370     $2,811,362
                       ------                                                                      ----------     ----------

C. T. Camden  ....     26,000        NQ                        $24.50       03/08/09       $0      $  400,606     $1,015,214
                        4,000       ISO                        $24.50       03/08/09       $0          61,632        156,187
                       ------                                                                      ----------     ----------
                       30,000                    5.43                                      $0      $  462,238     $1,171,401

T. A. White  .....     26,000        NQ                        $24.50       03/08/09       $0      $  400,606     $1,015,214
                        4,000       ISO                        $24.50       03/08/09       $0          61,632        156,187
                       ------                                                                      ----------     ----------
                       30,000                    5.43                                      $0      $  462,238     $1,171,401

W. K. Gerber  ....     21,000        NQ                        $24.50       03/08/09       $0      $  323,566     $  819,980
                        4,000       ISO                        $24.50       03/08/09       $0          61,632        156,187
                       ------                                                                      ----------     ----------
                       25,000                    4.53                                      $0      $  385,198     $  976,167

A. G. Grimsley  ..     16,000        NQ                        $24.50       03/08/09       $0      $  246,527     $  624,747
                        4,000       ISO                        $24.50       03/08/09       $0          61,632        156,187
                       ------                                                                      ----------     ----------
                       20,000                    3.62                                      $0      $  308,159     $  780,934

                                      9


(1) Option type is either Incentive Stock Option (ISO) or Non-Qualified Stock Option (NQ).

(2) The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. As shown in the 0% column above, no gain to the named officers or all employees is possible without appreciation in the price of the Company's common stock, which will benefit all stockholders. For example, in order for any of the named officers to realize the potential values set forth in the 5% and 10% columns in the table above with respect to the exercise price of $24.50 (the fair market value on the date of the grant), the price per share of the Company's Class A common stock would be approximately $39.91 and $63.55, respectively, as of the expiration date of their options.

Option Exercises During 1999 and Year-End Option Values

      The following table shows stock option exercises during 1999 by each of the officers named in the Summary Compensation Table and the value of unexercised options at December 31, 1999:

                                                             Number of
                                                         Shares Underlying            Value of Unexercised
                                                         Unexercised Options               In-the-Money
                     Number of                              at Year End                Options at Year End
                  Shares Acquired                    ---------------------------   ---------------------------
     Name           on Exercise     Value Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
     ----         ---------------   --------------   -----------   -------------   -----------   -------------
T. E. Adderley  .......  0                $0           157,200        203,800           $0          $45,360
C. T. Camden  .........  0                $0            30,000         78,000           $0          $18,900
T. A. White  ..........  0                $0            40,300         78,200           $0          $18,900
W. K. Gerber  .........  0                $0            13,000         77,000           $0          $15,750
A. G. Grimsley  .......  0                $0            13,200         44,800           $0          $12,600

Long-Term Incentive Plans -- Awards in Last Fiscal Year Table

      There were no performance share awards made by the Company in 1999 under the Company's Performance Incentive Plan.

                                     10



Performance Graph

      The following graph compares the cumulative total return of the Company's Class A common stock, with that of a Peer Group Index and the S&P MidCap 400 Index for the five years ended December 31, 1999. The graph assumes an investment of $100 on December 31, 1994 and that all dividends were reinvested. The Peer Group Index consists of other publicly traded staffing services companies including: CDI Corp., Interim Services Inc., Manpower Inc. and Olsten Corporation. The Peer Group reflects the elimination of Norrell Corporation as Norrell was acquired by Interim Services Inc. during 1999 and is no longer publicly traded.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        Kelly Services, Inc., Peer Group Index and S&P MidCap 400 Index

                              [graphic omitted]

                         1994   1995   1996   1997   1998   1999
                         ----   ----   ----   ----   ----   ----
  Kelly Services, Inc.   100    104    104    119    129    106
  Peer Group Index       100    110    107    127     84    114
  S&P MidCap 400 Index   100    131    156    206    246    282


                                     11


                    Matters to be Brought Before the Meeting

                            Election of Directors
                                  Proposal 1

      The Board of Directors is divided into three classes with each class elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of Directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at five (5).

      The Board of Directors recommends that the nominees named below be elected to serve as Directors. The nominees will each serve for a three (3) year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ended December 31, 2002.

      The shares represented by the enclosed form of proxy, when properly executed by a stockholder of record, will be voted at the Annual Meeting, or any adjournment thereof, as designated thereon if unrevoked at the time of the Meeting. If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Meeting. The Directors will be elected by a majority of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Meeting.

      The name and age of each nominee and for each person whose term of office as a Director will continue after the Meeting as of March 1, 2000, their present occupations or employment during the past five years and other data regarding them, based upon information received from the respective individuals, are hereinafter set forth:

                     Year of                                                              Year First
                  Expiration of                         Principal                         Elected as
Name and Age      Elective Term                         Occupation                         Director
------------      -------------                         ----------                        ----------

                  Nominees for Election as Director to be Elected for a Three-Year Term
M. A. Fay, O.P. ...... 2000       President of the University of Detroit Mercy;              1997
    Age 65                          Director of Bank One Corporation.
C. V. Fricke ......... 2000       Professor Emeritus, University of Michigan-Dearborn.       1978
    Age 71
V. G. Istock ......... 2000       President of Bank One Corporation; Director of Bank        1991
    Age 59                          One Corporation; Director of Masco Corporation;
                                    Director of Federal Reserve Bank of Chicago.

                                Directors Continuing in Office
B. J. White .......... 2002       Dean and Professor of Business Administration of the       1995
    Age 52                          University of Michigan Business School; Director of
                                    Equity Residential Property Trust.
T. E. Adderley(a)..... 2001       Chairman, President and Chief Executive Officer of         1962
      Age 66                          the Company; Director of DTE Energy Company.

(a) Mr. Adderley is a director and executive officer of virtually all subsidiaries of the Company.

                                     12


            Approval of Amendment to the Performance Incentive Plan
                 Increasing the Maximum Number Of Awardable Shares
                                  Proposal 2

      Background for Proposal. The Kelly Services, Inc., Performance Incentive Plan, under which various stock-related awards (stock options, restricted shares, performance shares, additional shares, share appreciation rights, or foreign awards) are made to Company employees, was last restated, amended, and approved by the stockholders in 1996. The Plan limits the number of shares that can be used for awards, using an overall percentage of the Company's outstanding shares, modified by a so-called "evergreen" approach that recycles (and makes available for new awards) shares that were the subject of previous awards that have expired, have been forfeited, or have been outstanding over five years.

      Since the 1996 amendment, the limitation rule has been that, at any given time, the number of shares that may be issued or made subject to future issuance under the Plan may not exceed 7.5% of the non-treasury Class A stock outstanding at the Company's last fiscal year end, adjusted by the items listed in subsections (a) and (b) of Section 5 of the Plan (see Exhibit A to this Proxy Statement.)

      As the proportion of incentive based compensation and the number of eligible participants have increased, the number of shares available under the Plan has become insufficient. Consequently, the Board has concluded that the maximum number of shares which may be issued or made subject to future issuance under the Plan should be increased from 7.5% to 10%, subject to the same "evergreen" adjustments, in order to ensure an adequate number of shares for future stock-related awards.

      Accordingly, as authorized under the Plan, subject to stockholder approval, the Board of Directors has adopted an amendment to Section 5 of the Plan that would substitute "10%" for "7.5%." The amended section is reproduced in full in Exhibit A to this Proxy Statement.

      The Board of Directors recommends a vote "FOR" approval of the Amendment to the Performance Incentive Plan Increasing the Maximum Number of Awardable Shares.

                   Relationship with Independent Accountants
                                  Proposal 3

      The Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the current fiscal year ending January 2, 2001, subject to ratification by the stockholders. This firm has served as independent accountants for the Company for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

      It is recommended by the Board of Directors that the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2000 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2000.

      The proposal to ratify the appointment of PricewaterhouseCoopers LLP will be carried if it

                                     13




receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting.

                            Stockholder Proposals

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 9, 2000.

                                Other Matters

      At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Meeting. If any other matters do properly come before the Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

      A copy of the Company's printed Annual Report as of January 2, 2000, the close of the Company's latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

      It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.

                                         By Order of the Board of Directors

                                         GEORGE M. REARDON
                                               Secretary

                                     14


                                                                    EXHIBIT A

      The following excerpt is a complete copy of Section 5 from the Kelly Services, Inc. Performance Incentive Plan, as amended and restated by the shareholders in 1996 (the "Plan"). A complete copy of the Plan was provided as an exhibit to the 1996 Proxy Statement. This excerpt has been modified to reflect the change proposed by Proposal 2 in this Proxy Statement. The one change has been highlighted in bold type. [For the EDGAR version of this Exhibit A only, the change has been marked in brackets.]

Section 5 -- Maximum Number of Shares

      At any given time, the maximum number of shares of Company Stock which may be issued as Restricted Shares or Units, Performance Shares or Units, Additional Shares or similar Foreign Awards and made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards shall be [10%] of the number of shares of Company Stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares),

      (a) minus the sum of:

            (1) the number of shares awarded as Restricted Shares, Performance Shares or Additional Shares during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the "Adjustment Period");

            (2) the number of Share Units awarded during the Adjustment
      Period;

            (3) the number of shares made subject to Options granted (including Restoration Options arising) during the Adjustment Period; and

            (4) the total number of shares issued as Foreign Awards, and the maximum number of shares which in the future may be issued in settlement of Foreign Awards, granted during the Adjustment Period;

      (b) plus the sum of:

            (1) the number of shares as to which Options have expired or terminated during the Adjustment Period for any reason other than exercise of such Options or of related SARs;

            (2) the number of shares as to which Restricted Awards and Performance Awards granted during the Adjustment Period have since been forfeited and not vested; and

            (3) the number of shares transferred to the Company (actually or constructively) to satisfy the exercise price of an outstanding Option during the Adjustment Period.

      In addition to the foregoing, in no event may the total number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs, whenever granted, exceed 4,000,000 shares.

      Any stock options, SARs or other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

                                     A-1


[FRONT OF PROXY CARD]

                            KELLY SERVICES, INC.

                          999 West Big Beaver Road
                            Troy, Michigan 48084

                   Solicited by the Board of Directors
            for the Annual Meeting of Stockholders on May 15, 2000

The undersigned hereby appoints as Proxies Terence E. Adderley, William K. Gerber and George M. Reardon, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the "Company") held of record by the undersigned on March 27, 2000 at the Annual Meeting of Stockholders to be held on May 15, 2000 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

  PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.
      NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

_________________________                       _________________________

_________________________                       _________________________

_________________________                       _________________________

------------------------------------------------------------------------------



[BACK OF PROXY CARD]

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                            KELLY SERVICES, INC.
                            CLASS B COMMON STOCK

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                          / /

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.        Date______________________

________________________________             ________________________________
Stockholder sign here                              Co-owner sign here

1. Election of Directors.
                                     For All    With-    For All
                                     Nominees   hold      Except

            (01) M.A. Fay, O.P.       /   /     /   /     /   /
            (02) C.V. Fricke          /   /     /   /     /   /
            (03) V.G. Istock          /   /     /   /     /   /

NOTE: If you do not wish to vote your shares "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                      For    Against   Abstain
2. Approve Amendment to Performance Incentive
   Plan Increasing the Maximum Number of
   Awardable Shares.                                 /   /    /   /     /   /

3. Ratify the appointment of PricewaterhouseCoopers
   LLP as independent accountants.                   /   /    /   /     /   /

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

   Mark box at right if you wish only one Annual Report to be mailed
   to your household.                                                  /  /

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